Exhibit 99.1

SouthernFirst

ANNUAL SHAREHOLDER MEETING

May 20, 2025

FORWARD-LOOKING STATEMENTS

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

The Southern First Story



Greensboro
Raleigh
Charlotte
NORTH CAROLINA
SOUTH CAROLINA
Greenville
Columbia
Atlanta
Summerville
Charleston
GEORGIA

CORPORATE PROFILE

Authentic relationship banking with 25 years of service excellence

- $4.3 Billion – Total Assets
- $3.7 Billion – Total Loans
- $3.6 Billion – Total Deposits
- Solid Capital Levels
  - Tier 1 RBC of 11.15%
  - Consistent TBV growth
- Outstanding Asset Quality
  - NPAs of 0.26%
  - NCOs of 0.0%
- Efficient, High-Powered Banking Model
  - 12 banking offices located in 8 of the most dynamic and fastest growing Southeast metro markets
  - ~300 associates

OUR PHILOSOPHY

Our Mission
Our mission is to impact lives in the communities we serve.

Our Culture
We focus on the things that matter most: family, community, and teamwork.

Our Purpose
We exist to enable dreams, earn trust, and exceed expectations.

Our CULTURE of Success

Relationship driven with a focus on **exceptional service** and **authentic hospitality**

Embrace **technology** and the evolution of our industry

Proven ability to drive **strong organic growth**

Superb at managing risk - credit risk and enterprise risks

Highly efficient delivery – branch light footprint

Located in major metro, **high-growth Southeastern markets**

Dedicated to an entrepreneurial, team-focused **culture** that results in strong career satisfaction

Utilizes a **strong mortgage component** to augment noninterest income

Proven and **driven leadership team**

2024 Environment & Strategy

- Federal Reserve's inflation fight, high interest rates, and pulling liquidity from banking system continue.
- Election cycle creates additional volatility
- With interest rates high but stable, we remained disciplined in growth but saw increasing opportunities late in the year
- Continued focus on excellent credit performance, increased earnings, and capital growth

2024 Year-End Highlights

GROWTH & FINANCIAL PERFORMANCE

2024 Net income	$15.5 million	⬆16%
Earnings per share (diluted)	$1.91	⬆ 15%
Net Interest Margin (Q4)	2.25%	⬆ 33 bps
Book value	$40.47	⬆ 5%
Deposit growth	$56 million	⬆ 2%
Loan growth	$29 million	⬆ 1%
Net charge-offs	0.04%	

2025 Q1 Highlights

GROWTH & FINANCIAL PERFORMANCE

Net income	$5.3 million	↑ 109% YoY
Earnings per share (diluted)	$0.65	↑ 110% YoY
Net Interest Margin	2.41%	↑ 47 bps YoY
Book value	$41.33	↑ 7% YoY
Deposit growth	$185 million	↑ 21% annualized
Loan growth	$52 million	↑ 6% annualized
Net charge-offs	0.0%	

FOCUSED ON PERFORMANCE

Financial Management Opportunities

- Continue to strengthen the balance sheet through high-quality, profitable growth and capital accretion
- Balance current earnings improvement decisions with long-term balance sheet management considerations
- Execute on prudent action steps to increase net interest margin and maintain expense discipline
- Seek to optimize loan, deposit and wholesale pricing
- Reduce loan-to-deposit ratio

Strategic Opportunities

- Focused on growing core deposits and increasing loan relationships with the prudent underwriting standards we are known for
- Remain consistent to our philosophy of relationship banking and organic growth, one client at a time

Focused on Execution

Growth
Organic strength in each market

Performance
Earnings/risk management

Model
Technology/highly efficient structure

Markets
Attractive markets in SC, NC, & GA

Leadership
Performance driven


CELEBRATING 25 YEARS OF IMPACTING LIVES



25 YEARS OF

SouthernFirst

IMPACTING LIVES

EXCITED FOR THE NEXT 25 YEARS & BEYOND!

Addendum:

Governance / Compensation Updates

Board Compensation Committee / Nominating & Corporate Governance Committee

- Board declassification process continuing
- Board-approved Clawback Policy covers Executive Officers
- Board compensation updated to include restricted stock replacing portion of cash compensation
  - Aligns Board compensation with long term performance goals
- Updated insider trading policy – prohibits hedging transactions
- Improved pay for performance
  - Equity Incentive Plan tied to 3-year cumulative objective targets